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                                                                    EXHIBIT 21.1


SUBSIDIARIES OF REGISTRANT                        JURISDICTION OF INCORPORATION
--------------------------                        -----------------------------

Nuance Communications International, Inc.         Delaware

Nuance Communications Limited                     United Kingdom

Nuance Communications SARL                        France

Nuance Communications Montreal Limited            Canada

Nuance Communications Ottawa Limited              Canada

1448451 Ontario Inc.                              Canada

Nuance Communications Hong Kong Limited           Hong Kong

Nuance Communications Singapore Pte. Limited      Singapore

Nuance Communications Ltda                        Brazil

Nuance Communications Spain S.L.                  Spain

Nuance Communications Gmbh                        Germany

Nuance Communications KK                          Japan

Nuance Communications Korea Inc.                  Korea

Nuance Communications Italy SRL                   Italy